1 April 15, 2026 VIA E-MAIL Re: Terms of Transition Services Dear Tosha, This letter confirms the agreement (“Agreement”) between you and Archer Aviation Inc. (the “Company”) concerning the terms of your transition from your role as its Chief Administrative Officer to your role as a Senior Advisor to the Company. Defined terms used herein but not otherwise defined shall have the same meaning as set forth in either the offer letter agreement that you entered into with the Company, dated June 14, 2021 or the Change In Control & Severance Agreement that you entered into with the Company, dated February 23, 2022, attached hereto as Exhibits A and B (the “Employment Agreements”). 1. Transition. April 17, 2026, will be your last day of employment with the Company (the “Last Date of Employment”) as its Chief Administrative Officer and you will immediately begin your role as a Senior Advisor to the Company. You will serve in such role as an independent contractor to the Company. For the avoidance of doubt, your transition from an employee to an advisor to the Company as described above will not be deemed to interrupt or terminate your Continuous Service to the Company (as defined in the Company’s 2021 Equity Incentive Plan) and, accordingly, your unvested shares under your RSU Agreements (as defined below) will continue to vest in accordance with the terms of paragraph 4 below during the term of your Advisory Services Agreement (as defined below) or during your provision of Continuous Service to Company in another qualifying capacity. 2. Senior Advisor Role. Under the Senior Advisor role, you will provide strategic advice as and when requested by the Company from time to time on matters affecting the Company's business, operations, projects, and initiatives. The term of that relationship will be monthly from the date of this Agreement, and it shall renew for subsequent months automatically until either party provides the other party notice of its intent not to renew at least ten (10) days prior to the beginning of the next month. Attached as Exhibit C is the Statement of Work that will be executed concurrently with this Agreement and will govern your provision of such services. The Statement of Work, together with the Archer General Supplier Terms & Conditions referenced in Exhibit C, shall be referred to herein as the “Advisory Services Agreement”. 3. Consideration. In exchange for your agreement to the general release and waiver of claims set forth below and your other promises herein, the Company agrees to provide you with the continued vesting as set forth in Section 4 below. By signing below, you acknowledge that you are receiving this consideration in exchange for waiving your rights to claims referred to in this Agreement, and that the consideration fully satisfy all CERTAIN EXHIBITS TO THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K. THE REGISTRANT AGREES TO FURNISH SUPPLEMENTALLY A COPY OF ANY OMITTED EXHIBIT TO THE SEC UPON REQUEST. Exhibit 10.2

2 severance and other separation benefit obligations (including, without limitation, accelerated vesting) for which you are or could be eligible pursuant to the Employment Agreements or otherwise. 4. RSU Holdings; Continued Vesting. During your employment at the Company, you were issued certain restricted stock units (“RSUs”) subject to time and performance based vesting as set forth in the underlying RSU Award Grant Notices and RSU Award Agreements (the “RSU Agreements”). As of your Last Date of Employment, 483,526 of those time-based RSUs will remain unvested (the “Unvested Time-Based RSUs”). Subject to your Continuous Service as a Senior Advisor to the Company or your Continuous Service to the Company in some other qualifying capacity (e.g., board member, employee, etc.) those Unvested Time-Based RSUs shall continue to vest as follows: 5. Resignation from Positions. Effective as of your Last Date of Employment, you agree and acknowledge that you have resigned from all officer positions with the Company as well as any officer, manager and/or board positions with the Company’s subsidiaries, without the need of acceptance or any further action by the Company. 6. Mutual, General Release and Waiver of Claims: a. The payments and promises set forth in this Agreement are in full Vesting Date Number of Shares 5/15/2026 97,177 8/15/2026 64,721 11/15/2026 64,720 3/1/2027 64,720 5/15/2027 44,924 8/15/2027 44,924 11/15/2027 44,924 3/1/2028 18,827 5/15/2028 12,863 8/15/2028 12,863 11/15/2028 12,863

3 satisfaction of all accrued salary, vacation pay, bonus and equity awards in the Company, termination benefits or other compensation to which you may be entitled by virtue of your employment with the Company or your no longer being employed by the Company. To the fullest extent permitted by law, with respect to any and all claims, liabilities, and obligations that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date you sign this Agreement, you hereby release and waive any other claims you may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, affiliates of shareholders, owners of shareholders, successors and assigns, in all cases whether current or former, (collectively “Releasees”), whether known or not known, including without limitation, claims of any kind under the Employment Agreements, any and all equity agreements between you and the Company, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, claims for additional compensation or benefits arising out of your employment or your separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act. b. To the fullest extent permitted by law, with respect to any and all claims, liabilities and obligations that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date the Company signs this Agreement, the Company hereby releases and waives any claims it may have against You and your affiliates, including, without limitation, in connection with your employment at and service as an officer and director of the Company. c. By signing below, you and the Company expressly waive any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” d. You and the Company do not intend to release, and do not release: (i) claims that may not be released as a matter of law; (ii) claims for indemnification under your Indemnity Agreement dated September 21, 2022 and/or indemnification rights under

4 the Company’s Bylaws or other agreements. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause below. 7. Protected Rights. You understand that nothing in this Agreement limits your ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local government agency or commission (“Government Agencies”). You further understand that this Agreement does not limit your ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit your right to receive an award for information provided to any Government Agencies. 8. Public Statements. The Company agrees that all public Company communications regarding your transition from the Company shall be mutually agreed by the parties in advance. Nothing in this section shall prohibit either party from providing truthful information in response to a subpoena or other legal process. 9. Arbitration. Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Santa Clara County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury. 10. No Admission of Liability: This Agreement is not and shall not be construed or contended by either party as an admission or evidence of any wrongdoing or liability on the part of that party, the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect. 11. Complete and Voluntary Agreement: This Agreement, together with the Employment Agreement, the Confidentiality Agreement, and any agreements that you entered into with the Company concerning your equity interests in the Company (as modified in this Agreement, as applicable) or Board membership, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and

5 supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter. You acknowledge that neither Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion. 12. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims. 13. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original. 14. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California. 15. Review of Agreement; Expiration of Offer: You understand that you may take up to twenty-one (21) days to consider this Agreement (the “Consideration Period”). The offer set forth in this Agreement, if not accepted by you before the end of the Consideration Period, will automatically expire. By signing below, you affirm that you were advised to consult with an attorney prior to signing this Agreement. You also understand you may revoke this Agreement within seven (7) days of signing this document and that the separation compensation to be provided to you pursuant to paragraph 3 will be provided only after the expiration of that seven (7) day revocation period. 16. Effective Date: This Agreement is effective on the date of last signature by the parties (the “Effective Date”). If you agree to abide by the terms outlined in this letter, please sign this letter below and return it to me. I wish you the best in your future endeavors.

6 Sincerely, ARCHER AVIATION INC. By: _/s/s Eric Lentell________________ Eric Lentell, Chief Legal & Strategy Officer READ, UNDERSTOOD AND AGREED /s/ Tosha Perkins___________________ Tosha Perkins Date: 4/15/2026____________________